Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Centerra Gold Inc.
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-09-19
Reporting Entity ESTMA Identification Number	E676176				Report Version
2
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E330870 Thompson Creek Metals Company Inc. / E634191 AuRico Metals Inc.

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ryan Snyder				Date	2025-09-18
Position Title	Executive Vice President and Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Centerra Gold Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E676176
Subsidiary Reporting Entities (if necessary)	E330870 Thompson Creek Metals Company Inc. / E634191 AuRico Metals Inc.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Nii-Gyap Hereditary Chiefs of the Gitxsan Nation				170,000					170,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Kemess Project.
Canada	McLeod Lake Indian Band			730,000						730,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Mount Milligan Mine.
Canada	Nadleh Whut’en				80,000					80,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. consists of payments for the Endako Mine. See Note 4 below.
Canada	Nak’azdli Whut’en			1,270,000						1,270,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Mount Milligan Mine.
Canada -British Columbia	Province of British Columbia		7,820,000		840,000					8,660,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Mount Milligan Mine, Endako Mine and Kemess Project. See Note 4 & 6 below.
Canada	Village of Fraser Lake		670,000							670,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. Consists of payments for the Endako Mine. See Note 4 below.
Turkey	Government of Turkey		91,645,000	28,060,000	960,000					120,665,000	Payments made in Turkish Lira. See Note 3 below for exchange particulars. Payments for Fees mainly include payments for the Oksut Mine.
Turkey	Town of Develi			575,000						575,000	Payments made in Turkish Lira. See Note 3 below for exchange particulars.
United States of America	Esmeralda County				730,000					730,000	Payments made in US dollars. Consists of payments for the Goldfield Project.
United States of America	State of Nevada				250,000					250,000	Payments made in US dollars. Consists of payments for the Goldfield Project.
United States of America	State of Idaho				170,000					170,000	Payments made in US dollars. Consists of payments for Thompson Creek Mine and Oakley exploration property.
United States of America	County Custer		580,000							580,000	Payments made in US dollars. Consists of payments for Thompson Creek Mine.
United States of America	Government of the United States				570,000					570,000	Payments made in US dollars. Consists of payments for the Thompson Creek Mine and the following exploration properties: Goldfield Project, Oakley, Cherry Creek, Jones Creek, and Green Springs.
Additional Notes:	1. Report is prepared in US dollars, the functional currency of the Reporting Entity.
2. The US equivalent of the C$100,000 reporting threshold was determined using the USD/CAD exchange rate as of the close of December 31, 2024 of US$0.6952 to C$1.00. This results in a reporting threshold of US$69,520.
3. Payments made in currencies other then US dollars above were converted from source currency to US dollars using spot exchange rates on the application date of transaction. Ranges of the applicable exchange rates used are as follows (in all cases, USD 1. 00 equal to):
Canadian Dollar: 1.4233 - 1.3242
Turkey Lira: 35.3979 - 30.2185
4. Centerra holds a 75% joint venture interest in the Endako Mine. The payments included in this report represent 100% of the reportable payments made by the Endako joint venture in 2024.
5. Amounts in the "Payments by Project" table may not balance with those in the "Payments by Payee" table due to rounding.
	6. Amendments to V2. This report was amended to include payments made to the Province of British Columbia in relation to the 2013-2019 re-assessment of BC Mining taxes for the amount of US$3,880,000.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Centerra Gold Inc.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E676176
Subsidiary Reporting Entities (if necessary)	E330870 Thompson Creek Metals Company Inc. / E634191 AuRico Metals Inc.
Payments by Payee
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Endako Mine	730,000		200,000					930,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars. See Note 4 below.
Canada	Kemess Project	350,000		250,000					600,000	Payments made in Canadian dollars. See Note 3 below for exchange particulars.
Canada	Mount Milligan Mine	7,410,000	2,000,000	640,000					10,050,000	Payments made in Canadian dollars. See Note 3 & 6 below for exchange particulars.
Turkey	Oksut Mine	91,645,000	28,635,000	580,000					120,860,000	Payments made in Turkish Lira. See Note 3 below for exchange particulars.
Turkey	Other Projects			380,000					380,000	Payments made in Turkish Lira. See Note 3 below for exchange particulars. Other projects consists of the following exploration properties: Karataş, Nallihan, Postallı, Sivritepe,Yanikli and Ulu.
United States of America	Thompson Creek Mine	580,000		400,000					980,000	Payments made in US dollars.
United States of America	Goldfield Project			980,000					980,000	Payments made in US dollars.
United States of America	Oakley, Cherry Creek, Jones Creek and Green Springs			340,000					340,000	Payments made in US dollars.

Additional Notes[3]:	1. Report is prepared in US dollars, the functional currency of the Reporting Entity.
2. The US equivalent of the C$100,000 reporting threshold was determined using the USD/CAD exchange rate as of the close of December 31, 2024 of US$0.6952 to C$1.00. This results in a reporting threshold of US$69,520.
3. Payments made in currencies other then US dollars above were converted from source currency to US dollars using spot exchange rates on the application date of transaction. Ranges of the applicable exchange rates used are as follows (in all cases, USD 1. 00 equal to):
Canadian Dollar: 1.4233 - 1.3242
Turkey Lira: 35.3979 - 30.2185
4. Centerra holds a 75% joint venture interest in the Endako Mine. The payments included in this report represent 100% of the reportable payments made by the Endako joint venture in 2024.
5. Amounts in the "Payments by Project" table may not balance with those in the "Payments by Payee" table due to rounding.
	6. Amendments to V2. This report was amended to include payments made to the Province of British Columbia in relation to the 2013-2019 re-assessment of BC Mining taxes for the amount of US$3,880,000.